UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

AIRGAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37851	20-0281763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 579-0200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On August 17, 2016, Airgain, Inc. (the “Company”) issued 1,945,892 shares of its common stock (the “Dividend Shares”) to the holders of the Company’s previously outstanding Series A, D, E, F and G preferred stock in connection with the closing of the initial public offering of shares of its common stock (the “IPO”). The Dividend Shares were issued in satisfaction of approximately $21.1 million in accumulated dividends on such preferred stock as of August 17, 2016.

The issuance by the Company of the Dividend Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws.

On August 17, 2016, in connection with closing of the IPO, the Company filed an amended and restated certificate of incorporation (the “Charter”) with the Secretary of State of the State of Delaware. The Company’s board of directors and stockholders previously approved the Charter to be effective as of immediately prior to, and conditioned upon, the closing of the IPO.

The Charter amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) increase the authorized number of shares of common stock to 200,000,000 shares; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (v) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least two-thirds of the holders of the Company’s capital stock entitled to vote; (vi) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; and designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including, but not limited to, derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owned by, or other wrongdoing by, any of the Company’s directors, officers, employees or agents to the Company or the Company’s stockholders.

The foregoing description of the amendments made by the Charter is qualified by reference to the Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On August 17, 2016, in connection with the closing of the IPO, amended and restated bylaws of the Company (the “Bylaws”), previously approved by the Company’s board of directors and stockholders to become effective in connection with closing of the IPO, became effective. The Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Charter.

The foregoing description of the amendments made in the Bylaws is qualified by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Airgain, Inc.

3.2	Amended and Restated Bylaws of Airgain, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAIN, INC.

Date: August 17, 2016	By:	/s/ Leo Johnson
	Name:	Leo Johnson
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Airgain, Inc.

3.2	Amended and Restated Bylaws of Airgain, Inc.